EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-57342, No. 333-799, No. 333-69801, No. 333-22263, No. 33-58481 and No. 33-87012 on Form S-8, Registration Statement No. 33-59427 on Form S-3 and Post-Effective Amendment No. 4 to Registration Statement No. 33-58278 on Form S-2 of our reports dated March 7, 2002, appearing in the Annual Report on Form 10-K of Butler International, Inc., for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

March 25 , 2002